Exhibit 99.1

FOR MORE INFORMATION, CONTACT:
Martin Jarosick
Vice President, Investor Relations
847-405-2045
mjarosick@cfindustries.com

Terra Nitrogen Company, L.P. Announces Intent to

Delist Voluntarily From the New York Stock Exchange

DEERFIELD, Ill. — March 12, 2018 — As previously announced by Terra Nitrogen Company, L.P. (“TNCLP”) (NYSE: TNH) on February 7, 2018, Terra Nitrogen GP Inc., a Delaware corporation and the sole general partner of TNCLP (“TNGP” or the “General Partner”), has elected to exercise the right, assigned to TNGP by TNCLP, to purchase all of the issued and outstanding Common Units not already owned by TNGP or its affiliates on April 2, 2018 for a cash purchase price of $84.033 per Common Unit in accordance with TNCLP’s partnership agreement. As a result of the purchase, TNCLP will become a wholly owned subsidiary of CF Industries Holdings, Inc., and there will no longer be a public market for the Common Units.

TNCLP announced today that it has submitted written notice to the New York Stock Exchange (the “NYSE”) of its intention to withdraw voluntarily its common units representing limited partner interests (the “Common Units”) from listing on the NYSE and from registration on the NYSE under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). TNCLP intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on March 22, 2018 to delist the Common Units and withdraw the Common Units from registration. The Common Units will continue to be listed through April 1, 2018 and will no longer be listed on April 2, 2018. TNCLP intends to file a Form 15 with the SEC on April 2, 2018 to notify the SEC of the suspension of its reporting obligations under the Exchange Act.

The election to purchase the publicly held Common Units and withdraw the Common Units from listing on the NYSE and from registration on the NYSE under Section 12(b) of the Exchange Act was made in order to reduce the complexity, costs and administrative burdens associated with maintaining TNCLP as a publicly traded company. TNCLP has not arranged for listing and/or registration of the Common Units on another national securities exchange or for quotation of the Common Units in a quotation medium.

As of the date of the filing of the Form 15, TNCLP’s obligation to file certain reports under the Exchange Act, including its annual, quarterly and periodic reports, will immediately be suspended, and other filing requirements will terminate upon the effectiveness of the deregistration of the Common Units, which should occur 90 days after the filing of the Form 25.

About TNCLP

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma manufacturing facility and related assets, is a subsidiary of TNCLP. Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and TNLP and exercises full control over all of TNCLP’s and TNLP’s business affairs.

Forward-Looking Statements

All statements in this communication, other than those relating to historical facts, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond TNCLP’s control, which could cause actual results to differ materially from such statements. Important factors that could cause actual results to differ materially from expectations include, among others:

•                  Risks related to TNCLP’s partnership structure and control of TNCLP’s General Partner by CF Industries;

NEWS FROM TERRA NITROGEN COMPANY, L.P.	MARCH 12, 2018

•                  Changes in TNCLP’s available cash for distribution to its unitholders, due to, among other things, changes in its earnings, the amount of cash generated by its operations and the amount of cash reserves established by its General Partner for operating, capital and other requirements;

•                  The conflicts of interest that may be faced by the executive officers of TNCLP’s General Partner, who operate both TNCLP and CF Industries;

•                  Risks related to TNCLP’s reliance on one production facility;

•                  The cyclical nature of TNCLP’s business and the agricultural sector;

•                  The global commodity nature of TNCLP’s fertilizer products, the impact of global supply and demand on TNCLP’s selling prices, and the intense global competition from other fertilizer producers;

•                  Conditions in the U.S. agricultural industry;

•                  The volatility of natural gas prices in North America;

•                  Difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery;

•                  Reliance on third party providers of transportation services and equipment;

•                  The significant risks and hazards involved in producing and handling TNCLP’s products against which it may not be fully insured;

•                  Risks associated with cyber security;

•                  Weather conditions;

•                  Potential liabilities and expenditures related to environmental, health and safety laws and regulations, and permitting requirements;

•                  Future regulatory restrictions and requirements related to greenhouse gas emissions;

•                  The seasonality of the fertilizer business;

•                  Risks involving derivatives and the effectiveness of TNCLP’s risk measurement and hedging activities;

•                  Limited access to capital;

•                  Acts of terrorism and regulations to combat terrorism;

•                  Risks related to TNCLP’s dependence on and relationships with CF Industries;

•                  Deterioration of global market and economic conditions; and

•                  Tax risks to TNCLP’s common unitholders and changes in TNCLP’s treatment as a partnership for U.S. or state income tax purposes.

More detailed information about factors that may affect TNCLP’s performance may be found in its filings with the Securities and Exchange Commission, including its most recent periodic reports filed on Form 10-K and Form 10-Q, which are available through CF Industries’ website. Forward-looking statements are given only as of the date of this release and TNCLP disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

# # #